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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Non-Employee Director Fee Deferral Plan of Eaton Corporation of our report dated January 20, 2003, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.




                                                      /s/ ERNST & YOUNG LLP


Cleveland, Ohio
April 7, 2003